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                                                                     Exhibit 5.1

                         [Letterhead of AMR Corporation]

November 25, 2003

AMR Corporation
4333 Amon Carter Boulevard
Fort Worth, Texas  76155

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas  76155

                   AMR CORPORATION AND AMERICAN AIRLINES, INC.
                       REGISTRATION STATEMENT ON FORM S-3
                            (FILED NOVEMBER 25, 2003)

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of AMR Corporation, a Delaware corporation ("AMR") and of American Airlines, Inc., a Delaware corporation ("American"), and as such I am delivering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (filed November 25, 2003) on Form S-3 (the "Registration Statement"). The Registration Statement relates to (a) securities of AMR (the "AMR Securities"), including (i) debt securities of AMR ("AMR Debt Securities");
(ii) common stock of AMR, par value $1.00 per share ("Common Stock"); (iii) preferred stock of AMR, without par value ("Preferred Stock"); (iv) depositary shares of AMR ("Depositary Shares"), representing fractional interests in AMR Debt Securities or shares of Preferred Stock, such Depositary Shares evidenced by depositary receipts ("Depositary Receipts) deposited with a depositary pursuant to a depositary agreement ("Deposit Agreement"); (v) warrants of AMR ("AMR Warrants"), representing rights to purchase AMR Debt Securities, Preferred Stock, Common Stock or other securities, property, or assets pursuant to one or more warrant agreements ("AMR Warrant Agreements"); (vi) stock purchase contracts of AMR ("Stock Purchase Contracts"), representing rights to purchase Preferred Stock, Common Stock or other securities, property, or assets; and
(vii) stock purchase units of AMR ("Stock Purchase Units"), representing ownership of Stock Purchase Contracts and AMR Debt Securities, undivided beneficial ownership interests in AMR Debt Securities, Depositary Shares representing fractional interests in AMR Debt Securities, or shares of Preferred Stock or debt obligations of third parties, including U.S. Treasury Securities;
(b) securities of American ("American Securities"), including (i) debt securities of


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American ("American Debt Securities"); (ii) debt warrants of American ("American
Debt Warrants"), representing rights to purchase American Debt Securities, pursuant to one or more warrant agreements ("American Debt Warrant Agreements"); and (iii) pass through certificates ("Pass Through Certificates") to be issued by one or more trusts formed by American relating to certain equipment notes to be issued by American or relating to leases with American; and (c) (i) guarantees by AMR that may be issued in connection with one or more American Securities ("AMR Guarantees") and (ii) guarantees by American that may be issued in connection with one or more AMR Securities ("American Guarantees", and collectively with the AMR Securities, the American Securities, and the AMR Guarantees, the "Securities"), all of which may be issued and sold from time to time in one or more series at an aggregate initial offering price (together with the aggregate initial offering price of securities previously registered under the registration statement of American on Form S-3 (File No. 333-84292) and under the registration statement of AMR on Form S-3 (File No. 333-68211) that have not yet been sold and which, pursuant to Rule 429 of the Act, are covered by the prospectuses included in the Registration Statement) of not more than $3,000,000,000 (or (x) its equivalent (based on the applicable exchange rate at the time of sale), if any Securities are issued with principal amounts denominated in one or more foreign or composite currencies, or (y) if any Securities are issued at a discount, such greater amounts as shall result in aggregate offering proceeds of not more than $3,000,000,000).

         The AMR Debt Securities may be issued and sold under an indenture (the "AMR Indenture") to be entered into between AMR and Wilmington Trust Company, as trustee, substantially in the form filed as Exhibit 4.1 to the Registration Statement. The American Debt Securities may be issued and sold under an indenture (the "American Indenture") to be entered into between American and Wilmington Trust Company, as trustee, substantially in the form filed as Exhibit
4.13 to the Registration Statement. The Pass Through Certificates may be issued and sold under a pass through trust agreement (the "Pass Through Trust Agreement"), dated as of March 21, 2002, between the Company and U.S. Bank Trust National Association (as successor-in-interest to State Street Bank and Trust Company of Connecticut, National Association), as trustee, substantially in the form filed as Exhibit 4.3 to the registration statement on Form S-3 filed by American and AMR on March 14, 2002 (File No. 333-84292). The AMR Indenture and any supplemental indenture thereto, AMR Debt Securities, Depositary Shares, Depositary Receipts, Deposit Agreements, AMR Warrants, AMR Warrant Agreements, Stock Purchase Contracts, Stock Purchase Units, American Indenture and any supplemental indenture thereto, American Debt Securities, American Debt Warrants, American Debt Warrant Agreements, Pass Through Certificates, Pass Through Trust Agreement and any trust supplement thereto, AMR Guarantees, and American Guarantees, are herein referred to collectively as the "Operative Documents".

         I or attorneys under my supervision have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents,


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and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         Based on the foregoing, I am of the following opinion:

                  1. AMR is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  2. AMR has the full corporate power and authority to execute, deliver and perform its obligations under (a) any AMR Security, (b) any AMR Guarantee issued in connection with an American Security, and (c) any other Operative Document to which AMR is a party.

                  3. American is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  4. American has the full corporate power and authority to execute, deliver and perform its obligations under (a) any American Security, (b) any American Guarantee issued in connection with an AMR Security, and (c) any other Operative Document to which American is a party.

                  5. The execution and delivery of the AMR Indenture have been duly authorized by AMR. Assuming that (a) the AMR Indenture has been duly authorized, executed, and delivered by the relevant trustee, and constitutes the valid and binding obligation of such trustee, enforceable against such trustee in accordance with its terms and (b) the terms of the AMR Debt Securities have been duly established in accordance with the AMR Indenture and so as not to violate any applicable law, rule, or regulation or result in a default under or breach of any agreement or instrument binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR, when (i) the AMR Indenture has been duly executed and delivered by AMR and (ii) the AMR Debt Securities have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the AMR Indenture and any underwriting agreement or distribution agreement and any other Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the AMR Debt Securities will be validly issued and will constitute valid and binding obligations of AMR enforceable against AMR in accordance with their terms.

                  6. When (i) the terms of the issuance, sale, and related matters of the Common Stock have been duly authorized and approved by all necessary action


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         of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and any Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the Common Stock will be duly authorized, validly issued, fully paid, and non-assessable.

                  7. When (i) the terms of the Preferred Stock and of its issuance, sale, and related matters have been duly established in conformity with AMR's Certificate of Incorporation, and authorized and approved by all necessary action of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR; (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware; and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and any Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid, and non-assessable.

                  8. When (i) the terms of the Depositary Shares and of their issuance, sale, and related matters have been duly authorized and approved by all necessary action of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule, or regulation or result in a default under or breach of any agreement or instrument binding upon AMR and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over AMR; (ii) the Deposit Agreement relating to the Depositary Shares and the Depositary Receipts have been duly authorized, executed, authenticated, if required, and delivered by AMR and such depositary as shall have been duly appointed by AMR (the "Depositary"); (iii) (a) the AMR Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued, and delivered as contemplated in paragraph 5 above or (b) the shares of Preferred Stock relating to the Depositary


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         Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 7 above and, in the case of either (a) or (b), have been deposited with the Depositary under the applicable Deposit Agreement; and (iv) the Depositary Receipts have been duly executed, countersigned, registered, and delivered against the deposit of the AMR Debt Securities or the shares of Preferred Stock, as the case may be, relating to the Depositary Shares, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the Deposit Agreement, any underwriting agreement and any other Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

                  9. When (i) the terms of the AMR Warrants and of their issuance, sale, and related matters (including matters with respect to the AMR Debt Securities, Preferred Stock, Common Stock or other securities, property, or assets, as the case may be, that are the subject of the AMR Warrants) have been duly authorized and approved by all necessary action of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR; (ii) the AMR Warrant Agreement or agreements relating to the AMR Warrants have been duly authorized and validly executed and delivered by AMR and such warrant agent as shall have been appointed by AMR; and (iii) the AMR Warrants or certificates representing the AMR Warrants have been duly executed, authenticated, if required, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of the AMR Warrant Agreement, any underwriting agreement, and any other Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the AMR Warrants will constitute valid and legally binding obligations of AMR enforceable against AMR in accordance with their terms.

                  10. When (i) the terms of the Stock Purchase Contracts and of their issuance, sale, and related matters (including matters with respect to the Preferred Stock, Common Stock or other securities, property, or assets, as the case may be, that are the subject of the Stock Purchase Contracts) have been duly authorized and approved by all necessary action of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument


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         binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR and (ii) the Stock Purchase Contracts or certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement and any Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the Stock Purchase Contracts will constitute valid and legally binding obligations of AMR enforceable against AMR in accordance with their terms.

                  11. When (i) the terms of the Stock Purchase Units and of their issuance, sale and related matters (including matters with respect to Stock Purchase Contracts, the AMR Debt Securities or interests therein, Depositary Shares, Preferred Stock, or other debt obligations, as the case may be, that are the subject of the Stock Purchase Units) have been duly authorized and approved by all necessary action of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR; (ii) the Deposit Agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by AMR and the Depositary appointed by AMR; and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, if required, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement and any Operative Document relating to such issuance, against payment of the consideration fixed therefor by AMR's Board of Directors or a duly authorized committee thereof, the Stock Purchase Units will be duly authorized and validly issued.

                  12. When (i) an AMR Guarantee has been duly authorized and approved by all necessary action of AMR's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon AMR and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over AMR; and (ii) such AMR Guarantee has been duly executed, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Operative Document relating to such issuance, such AMR Guarantee will constitute a valid and legally


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         binding obligation of AMR enforceable against AMR in accordance with its terms.

                  13. The execution and delivery of the American Indenture have been duly authorized by American. Assuming that (a) the American Indenture has been duly authorized, executed, and delivered by the relevant trustee, and constitutes the valid and binding obligation of such trustee, enforceable against such trustee in accordance with its terms and (b) the terms of the American Debt Securities have been duly established in accordance with the American Indenture and so as not to violate any applicable law, rule, or regulation or result in a default under or breach of any agreement or instrument binding upon American and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over American, when (i) the American Indenture has been duly executed and delivered by American and (ii) the American Debt Securities have been duly executed, authenticated, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the American Indenture and any underwriting agreement or distribution agreement and any Operative Document relating to such issuance, against payment of the consideration fixed therefor by American's Board of Directors or a duly authorized committee thereof, the American Debt Securities will be validly issued and will constitute valid and binding obligations of American enforceable against American in accordance with their terms.

                  14. When (i) the terms of the American Debt Warrants and of their issuance, sale, and related matters (including matters with respect to the American Debt Securities that are the subject of the American Debt Warrants) have been duly authorized and approved by all necessary action of American's Board of Directors or a duly authorized committee thereof, so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon American and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over American; (ii) the American Debt Warrant Agreement or agreements relating to the American Debt Warrants have been duly authorized and validly executed and delivered by American and the warrant agent appointed by American; and (iii) the American Debt Warrants or certificates representing the American Debt Warrants have been duly executed, authenticated, if required, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any underwriting agreement and any Operative Document relating to such issuance, against payment of the consideration fixed therefor by American's Board of Directors or a duly authorized committee thereof, the American Debt Warrants


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         will constitute valid and legally binding obligations of American enforceable against American in accordance with their terms.

                  15. When (i) an American Guarantee has been duly authorized and approved by all necessary action of American's Board of Directors or a duly authorized committee thereof so as not to violate any applicable law, rule, or regulation or result in a default under or a breach of any agreement or instrument binding upon American and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over American; and (ii) such American Guarantee has been duly executed, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Operative Document relating to such issuance, such American Guarantee will constitute a valid and legally binding obligation of American enforceable against American in accordance with its terms.

                  16. The execution and delivery of the Pass Through Trust Agreement have been duly authorized by American. The Pass Through Trust Agreement has been duly executed and delivered by American.

         My opinions set forth in paragraphs 5, 8, 9, 10, 11, 12, 13, 14, and 15 above are limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting the enforcement of creditors' rights or remedies generally; (ii) general equitable principles (whether such principals are considered in a proceeding at law or in equity), including the discretion of the court before which any proceedings may be brought, concepts of good faith, reasonableness, and fair dealing, and standards of materiality; and
(iii) in the case of indemnity, contribution, or exculpation provisions, limitations arising under applicable law or public policy. Without limiting the foregoing, we express no opinion as to the validity, binding effect, or enforceability of any provision of any Operative Document that purports to (i) waive, release or vary any defense, right, privilege, or benefit of any party or any duties owing to any party to the extent that such waiver, release, or variation may be limited by Section 1-102(3) of the UCC or other provisions of applicable law or (ii) provide that the terms thereof may not be waived or modified except in writing, or that any prohibited or unenforceable provision thereof may be severed without invalidating the remaining provisions thereof. In addition, (i) the enforceability of any provision of any Operative Document to the effect that certain determinations made by one party shall have conclusive effect may be limited under certain circumstances and (ii) a claim or judgment with respect to any Operative Document denominated other than in United States dollars may need to be converted into United States dollars pursuant to procedures specified by applicable law.


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         I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder.

                                       Very truly yours,


                                       /s/ Gary F. Kennedy

                                       Senior Vice President and General Counsel


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